Joint Filing Agreement

Agreement dated as of April 18, 2001 by and between Roy Meadows, an individual ("Meadows") and Stockbroker Presentations, Inc., a Florida corporation ("SPI"). Meadows and SPI shall collectively be referred to as the "Parties."

Each of the Parties hereto represents to the other Parties that it is eligible to use Schedule 13D to report its beneficial interest in shares of common stock, par value $0.0001, of youticket.com, inc., a Nevada corporation, owned of record by Roy Meadows and Stockbroker Presentations, Inc. ("Schedule
13D"),  and  it  will  file  the  Schedule  13D  on  behalf  of  itself.

Each  of  the  Parties  agrees  to  be  responsible for the timely filing of the
Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Parties to the extent it knows or has reason to believe that any information about the other Parties is inaccurate.



Dated:  April 18, 2001                    /s/   Roy Meadows
                                          -------------------------------------
                                          Roy Meadows, an individual


                                          Stockbroker Presentations, Inc.


                                          /s/  Roy Meadows
                                          -------------------------------------
                                          By:    Roy Meadows
                                          Its:   President